UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3033 Campus Drive Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 6, 2010, ev3 Inc., a Delaware corporation (“ev3”), announced that that it has reached an agreement with the plaintiffs to settle the claims asserted in the purported shareholder class action lawsuits related to the proposed acquisition of ev3 by Covidien Group S.a.r.l., a Luxembourg company (“Parent”), through Parent’s wholly-owned subsidiary, COV Delaware Corporation, a Delaware corporation (“Purchaser”). The cases are being heard in the District Court of Hennepin County, Minnesota and the Court of Chancery of the State of Delaware.
     As previously disclosed, the purchase price for the proposed acquisition is $22.50 per share of ev3’s common stock, par value $0.01 per share (“Share”), in cash, without interest, subject to any withholding of any federal, state, local and foreign taxes, and other assessments of any nature whatsoever imposed by a taxing authority (the “Offer Price”). ev3 has granted to Purchaser an option (the “Top-Up Option”), exercisable in whole but not in part on one occasion, to purchase, at a price per Share equal to the Offer Price, an aggregate number of Shares (the “Top-Up Option Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser, Parent and their subsidiaries, at the time of such exercise, will constitute one Share more than 90% of the outstanding Shares (assuming the issuance of the Shares pursuant to the Top-Up Option but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered).
     In connection with the settlement of the litigation the Parent, Purchaser and ev3 entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Merger Agreement”), which includes, among other things, (i) a statement that the par value of any Top-Up Option Shares will be paid in cash, (ii) a statement of the terms of the promissory note that may be issued as payment for the Top-Up Option Shares, as agreed to by the ev3 board of directors; (iii) a clarification of how Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee are treated for purposes of the Top-Up Option; and (iv) a prohibition on amending certain provisions of the Merger Agreement in a manner that adversely affects the rights of other ev3 stockholders after the Purchaser becomes the majority stockholder.
     A copy of ev3’s July 6, 2010 press release containing this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	ev3 Press Release dated July 6, 2010 (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2010	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	ev3 Press Release dated July 6, 2010	Filed herewith

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